Exhibit (d)(1)(iv)

STERLING CAPITAL FUNDS

AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT is made as of November 15, 2012 between Sterling Capital Funds, a Massachusetts business trust (hereinafter called the “Trust”), and Sterling Capital Management LLC, a subsidiary of BB&T Corporation (hereinafter called the “Investment Adviser”).

RECITALS

WHEREAS, the Trust and the Investment Adviser entered into the certain Investment Advisory Agreement, dated October 1, 2010 (as amended, supplemented or modified from time to time, the “Agreement”), pursuant to which the Investment Adviser furnishes certain investment advisory and related services in connection with the management of each of the investment portfolios of the Trust identified on Schedule A thereto; and

WHEREAS, in accordance with Section 13 of the Agreement, the Trust and the Investment Adviser wish to amend Schedule A;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereby agree as follows:

1.                The second sentence of Section 12 of the Agreement is hereby amended as follows: “Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive periods of twelve months each ending on October 31 of each year (a “Renewal Period”); provided, that, effective as of October 31, 2013, if not terminated thereafter, this Agreement shall continue in effect as to a particular Fund for successive Renewal Periods of not more than twelve months each ending on January 31 of each year (it being the intention of the parties that the Renewal Period ending on October 31, 2013 shall continue until January 31, 2014, with the next following Renewal Period ending on January 31, 2015); and provided, further, that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust’s Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust’s Board of Trustees or by the vote of a majority of the outstanding voting securities of such Fund.”

2.        Schedule A to the Agreement is hereby superseded and replaced with Amended and Restated Schedule A attached hereto.

3.        Miscellaneous.

(a)      The captions in this Amendment are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)      This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

(c)      Except as provided in this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.

(d)      The names “Sterling Capital Funds” and “Trustees of Sterling Capital Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of February 1, 2011, as amended, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “Sterling Capital Funds” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL FUNDS

By:	/s/ Todd M. Miller
Name: Todd M. Miller
Title: Vice President and Secretary

STERLING CAPITAL MANAGEMENT LLC

By:	/s/ Kenneth R. Cotner
Name: Kenneth R. Cotner
Title: Managing Director

As Revised November 15, 2012*

Amended and Restated Schedule A*

to the

Investment Advisory Agreement between

Sterling Capital Funds

and Sterling Capital Management LLC

Dated October 1, 2010

Name of Fund	Compensation**

Sterling Capital U.S. Treasury Money Market Fund†	Annual rate of forty one-hundredths of one percent (.40%) of the Sterling Capital U.S. Treasury Money Market Fund’s average daily net assets.

Sterling Capital Short-Term Bond Fund	Annual rate of thirty one-hundredths of one percent (.30%) of the Sterling Capital Short-Term Bond Fund’s average daily net assets.

Sterling Capital Intermediate U.S. Government Fund	Annual rate of forty-three one-hundredths of one percent (.43%) of the Sterling Capital Intermediate U.S. Government Fund’s average daily net assets.

Sterling Capital Select Equity Fund	Annual rate of seventy one-hundredths of one percent (.70%) of the Sterling Capital Select Equity Fund’s average daily net assets.

Sterling Capital North Carolina Intermediate Tax-Free Fund	Annual rate of forty-five one-hundredths of one percent (.45%) of the Sterling Capital North Carolina Intermediate Tax-Free Fund’s average daily net assets.

Sterling Capital International Index Fund	Annual rate of fifty one-hundredths of one percent (.50%) of the Sterling Capital International Index Fund’s average daily net assets.

Sterling Capital Strategic Allocation Conservative Fund	Annual rate of twenty-five one-hundredths of one percent (.25%) of the Sterling Capital Strategic Allocation Conservative Fund’s average daily net assets.

Sterling Capital Strategic Allocation Balanced Fund	Annual rate of twenty-five one-hundredths of one percent (.25%) of the Sterling Capital Strategic Allocation Balanced Fund’s average daily net assets.

Sterling Capital Strategic Allocation Growth Fund	Annual rate of twenty-five one-hundredths of one percent (.25%) of the Sterling Capital Strategic Allocation Growth Fund’s average daily net assets.

Sterling Capital Prime Money Market Fund†	Annual rate of forty one-hundredths of one percent (.40%) of the Sterling Capital Prime Money Market Fund’s average daily net assets.

Sterling Capital South Carolina Intermediate Tax-Free Fund	Annual rate of forty-five one-hundredths of one percent (.45%) of the Sterling Capital South Carolina Intermediate Tax-Free Fund’s average daily net assets.

Sterling Capital Virginia Intermediate Tax- Free Fund	Annual Rate of forty-five one-hundredths of one percent (.45%) of the Sterling Capital Virginia Intermediate Tax-Free Fund’s average daily net assets

Sterling Capital Equity Index Fund	Annual Rate of fifty one-hundredths of one percent (.50%) of the Sterling Capital Equity Index Fund’s average daily net assets

Sterling Capital Total Return Bond Fund	Annual Rate of thirty-seven one-hundredths of one percent (.37%) of the Sterling Capital Total Return Bond Fund’s average daily net assets.

Sterling Capital Mid Value Fund	Annual Rate of seventy one-hundredths of one percent (.70%) of the Sterling Capital Mid Value Fund’s average daily net assets

Sterling Capital West Virginia Intermediate Tax-Free Fund	Annual Rate of forty-five one-hundredths of one percent (.45%) of the Sterling Capital West Virginia Intermediate Tax-Free Fund’s average daily net assets

Sterling Capital Strategic Allocation Equity Fund	Annual Rate of twenty-five one-hundredths of one percent (.25%) of the Sterling Capital Strategic Allocation Equity Fund’s average daily net assets

Sterling Capital Kentucky Intermediate Tax- Free Fund	Annual rate of forty-five one-hundredths of one percent (.45%) of the Sterling Capital Kentucky Intermediate Tax-Free Fund’s average daily net assets

Sterling Capital Maryland Intermediate Tax- Free Fund	Annual rate of forty-five one-hundredths of one percent (.45%) of the Sterling Capital Maryland Intermediate Tax-Free Fund’s average daily net assets

Sterling Capital National Tax-Free Money Market Fund†	Annual rate of twenty-five one-hundredths of one percent (.25%) of the Sterling Capital National Tax-Free Money Market Fund’s average daily net assets.

Sterling Capital Special Opportunities Fund	Annual rate of seventy-five one-hundredths of one percent (.75%) of the Sterling Capital Special Opportunities Fund’s average daily net assets

Sterling Capital Equity Income Fund	Annual rate of seventy one-hundredths of one percent (.70%) of the Sterling Capital Equity Income Fund’s average daily net assets

Sterling Capital Small Value Fund	Annual rate of seventy-five one-hundredths of one percent (.75%) of the Sterling Capital Small Value Fund’s average daily net assets.

Sterling Capital Corporate Fund	Annual rate of thirty-five one-hundredths of one percent (.35%) of the Sterling Capital Corporate Fund’s average daily net assets.

Sterling Capital Securitized Opportunities Fund	Annual rate of thirty-five one-hundredths of one percent (.35%) of the Sterling Capital Securitized Opportunities Fund’s average daily net assets.

Sterling Capital Ultra Short Bond Fund	Annual rate of twenty one-hundredths of one percent (.20%) of the Sterling Capital Ultra Short Bond Fund’s average daily net assets.

* Amendments to the compensation payable hereunder shall become effective upon effectiveness of an amendment to the Trust’s registration statement disclosing such amendments.

** All fees are computed daily and paid monthly.

† Removed from this Schedule A effective upon the applicable Fund’s liquidation, which is expected to occur on or about December 14, 2012.

STERLING CAPITAL FUNDS

By:	/s/ Todd M. Miller

Title:	Vice President and Secretary

STERLING CAPITAL MANAGEMENT LLC

By:	/s/ Kenneth R. Cotner

Title:	Managing Director